Filed pursuant to Rule 424(b)(5)
Registration No. 333-215384

The information in this preliminary prospectus supplement is incomplete and may be changed. This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 5, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 17, 2017)

                 Shares

    % Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

We are offering                  shares of our     % Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, with a liquidation preference of $25.00 per share, or the Series C Preferred Stock. Holders of Series C Preferred Stock will be entitled to receive cumulative cash dividends (i) from and including the original issue date to, but excluding, March 30, 2024 at a fixed rate equal to     % per annum of the $25.00 per share liquidation preference (equivalent to $         per annum per share) and (ii) from and including March 30, 2024, at a floating rate equal to three-month LIBOR plus a spread of     % per annum. Dividends will be payable quarterly in arrears on the 30th day of March, June, September and December of each year, when and as declared, beginning on June 30, 2019 (long first dividend period). Dividends will accumulate and be cumulative from, and including, the date of original issuance of the Series C Preferred Stock.

The Series C Preferred Stock is not redeemable by us prior to March 30, 2024, except under circumstances where it is necessary to preserve our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes and except as described below upon the occurrence of a Change of Control (as defined herein). On or after March 30, 2024, we may, at our option, redeem any or all of the shares of the Series C Preferred Stock at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the shares of Series C Preferred Stock within 120 days after the first date on which such Change of Control occurred at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. The Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into shares of our Class A common stock, par value $0.01 per share, or our Class A common stock, in connection with a Change of Control by the holders of Series C Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (subject to our election to redeem the Series C Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the shares of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our Class A common stock per share of Series C Preferred Stock equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of the Series C Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Class A Common Stock Price (as defined herein); and

•	, or the Share Cap, subject to certain adjustments as explained herein;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

The Series C Preferred Stock has not been rated. No current market exists for the Series C Preferred Stock. We intend to apply to list the shares of the Series C Preferred Stock on the New York Stock Exchange, or NYSE, under the symbol “AI PrC”. If the application is approved, trading of the Series C Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series C Preferred Stock. Our Class A common stock is traded on the NYSE under the symbol “AI”.

Commencing with our taxable year ending December 31, 2019, we intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. There are restrictions on transfer and ownership of the Series C Preferred Stock intended to, among other purposes, preserve our qualification as a REIT. Please see the section entitled “Description of the Series C Preferred Stock—Restrictions on Transfer and Ownership,” in this prospectus supplement. In addition, except under limited circumstances as described in this prospectus supplement, holders of Series C Preferred Stock generally do not have any voting rights.

Investing in the Series C Preferred Stock involves risks that are described under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus.

	Per Share	Total(1)
Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to us (before expenses)	$	$

(1)	Assumes no exercise of the underwriters’ over-allotment option.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters the option to purchase a maximum of                  additional shares of Series C Preferred Stock solely to cover over-allotments, if any, on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement.

Delivery of the shares of the Series C Preferred Stock will be made on or about March     , 2019, only in book-entry form through The Depository Trust Company.

Joint Book-Running Managers

Morgan Stanley	UBS Investment Bank

The date of this prospectus supplement is March     , 2019

Prospectus Supplement

Prospectus

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer of the shares of Series C Preferred Stock covered by this prospectus supplement and the accompanying prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, changes and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the SEC that adds to, updates, changes or is inconsistent with information contained in an earlier filing we made with the SEC, the document having the later date shall be deemed to modify and supersede such information in the earlier filing. This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us” and “our company” refer to Arlington Asset Investment Corp., a Virginia corporation, excluding its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with SEC. Our SEC filings are also available to you, free of charge, on the SEC’s website at www.sec.gov. Finally, we also maintain an internet site where you can find additional information. The address of our internet site is http://www.arlingtonasset.com. All internet site addresses provided in this prospectus supplement and accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet site is not a part of, and is not incorporated or deemed to be incorporated by reference in this prospectus supplement or accompanying prospectus. Accordingly, no information in our website included herein or incorporated or deemed to be incorporated by reference herein.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “would,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” “estimate,” “plan,” or other similar terms, variations on those terms or the negative of those terms. Our business, financial condition, liquidity and results of operations could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•

the availability and terms of, and our ability to deploy, capital and our ability to grow our business through our current strategy focused on acquiring primarily residential mortgage backed securities, or MBS, that are either issued by U.S. government agencies or guaranteed as to principal and interest by U.S. government agencies or U.S. government sponsored enterprises, or agency MBS, and MBS issued by private organizations, or private-label MBS;

•	our ability to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes;

•

our ability to forecast our tax attributes, which are based upon various facts and assumptions, and our ability to protect and use our net operating losses, or NOLs, and net capital losses, or NCLs, to offset future taxable income, including whether our shareholder rights plan, or Rights Plan, will be effective in preventing an ownership change that would significantly limit our ability to utilize such losses;

•	our business, acquisition, leverage, asset allocation, operational, investment, hedging and financing strategies and the success of, or changes in, these strategies;

•	the effect of changes in prepayment rates, interest rates and default rates on our portfolio;

•	the effect of governmental regulation and actions on our business, including, without limitation, changes to monetary and fiscal policy and tax laws;

•	our ability to quantify and manage risk;

•	our ability to roll our repurchase agreements on favorable terms, if at all;

•	our liquidity;

•	our asset valuation policies;

•	our decisions with respect to, and ability to make, future dividends;

•	investing in assets other than MBS or pursuing business activities other than investing in MBS;

•	our ability to successfully operate our business as a REIT;

•	our ability to maintain our exclusion from the definition of “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act;

•	the effect of general economic conditions on our business; and

•	other factors discussed under “Risk Factors” and elsewhere in this prospectus supplement.

Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently in our possession. These beliefs, assumptions and expectations may change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, the performance of our portfolio and our business, financial condition,

S-iv

liquidity and results of operations may vary materially from those expressed, anticipated or contemplated in our forward-looking statements. You should carefully consider these risks, along with the following factors that could cause actual results to vary from our forward-looking statements, before making an investment in our securities:

•

the overall environment for interest rates, changes in interest rates, interest rate spreads, the yield curve and prepayment rates, including the timing of increases in the Federal Funds rate by the U.S. Federal Reserve;

•	current conditions and further adverse developments in the residential mortgage market and the overall economy;

•	potential risk attributable to our mortgage-related portfolios, including changes in fair value;

•	our use of leverage and our dependence on repurchase agreements and other short-term borrowings to finance our mortgage-related holdings;

•	the availability of certain short-term liquidity sources;

•	competition for investment opportunities;

•	the U.S. Federal Reserve’s balance sheet normalization program of gradually reducing its reinvestment of principal payments of U.S. Treasury securities and agency MBS;

•

the federal conservatorship of the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac, and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government;

•	mortgage loan prepayment activity, modification programs and future legislative action;

•

changes in, and success of, our acquisition, hedging and leverage strategies, changes in our asset allocation and changes in our operational policies, all of which may be changed by us without shareholder approval;

•	failure of sovereign or municipal entities to meet their debt obligations or a downgrade in the credit rating of such debt obligations;

•	fluctuations of the value of our hedge instruments;

•	fluctuating quarterly operating results;

•	changes in laws and regulations and industry practices that may adversely affect our business;

•	volatility of the securities markets and activity in the secondary securities markets in the United States and elsewhere;

•	our ability to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to successfully expand our business into areas other than investing in MBS and our expectations of the returns of expanding into any such areas; and

•

the other important factors identified, or incorporated by reference in this prospectus supplement or the accompanying prospectus, including, but not limited to those under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” in our most recent Annual Report on Form 10-K and those described under the caption “Risk Factors” in this prospectus supplement.

The foregoing list should not be construed to be exhaustive. We cannot guarantee future results, levels of activity, performance or achievements. These and other risks, uncertainties and factors could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made.

S-v

New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. Except as obligated by law, we do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth or incorporated by reference in this prospectus supplement or the accompanying prospectus to reflect new information, future events or otherwise. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

S-vi

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before making an investment decision. Before making a decision to invest in the Series C Preferred Stock, you should read carefully this entire prospectus supplement, including the risks set forth under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus supplement. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement. Except where the context suggests otherwise, the terms “Arlington,” “company,” “we,” “us” and “our” refer to Arlington Asset Investment Corp. and its consolidated subsidiaries, unless we state otherwise or the context otherwise requires.. The term “you” refers to a prospective investor.

Overview

Our Company

We are an investment firm that focuses on acquiring and holding a levered portfolio of MBS, consisting of agency MBS and private-label MBS. Agency MBS include residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by either a U.S. government sponsored enterprise, or GSE, such as Fannie Mae and Freddie Mac, or by a U.S. government agency, such as the Government National Mortgage Association, or Ginnie Mae. Private-label MBS, or non-agency MBS, include residential MBS that are not guaranteed by a GSE or the U.S. government. As of December 31, 2018, nearly all of our investment capital was allocated to agency MBS.

We leverage prudently our investment portfolio so as to increase potential returns to our shareholders. We fund our investments primarily through short-term financing arrangements, principally though repurchase agreements. We enter into various hedging transactions to mitigate the interest rate sensitivity of our cost of borrowing and the value of our MBS portfolio.

For our tax years ended December 31, 2018 and earlier, we were taxed as a C corporation for U.S. federal tax purposes. Commencing with our taxable year ending December 31, 2019, we intend to elect to be taxed as a REIT under the Code. As a REIT we will be required to distribute annually 90% of our REIT taxable income (subject to certain adjustments). So long as we continue to qualify as a REIT, we will generally not be subject to U.S. federal or state corporate income taxes on our taxable income that we distribute to our shareholders on a timely basis. At present, it is our intention to distribute 100% of our taxable income, although we will not be required to do so. We intend to make distributions of our taxable income within the time limits prescribed by the Code, which may extend into the subsequent taxable year.

We are a Virginia corporation that is internally managed and do not have an external investment advisor.

Our principal executive offices are located at Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209, and our telephone number is (703) 373-0200. Our website is www.arlingtonasset.com. The information on our website is not, and should not be interpreted to be, part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series C Preferred Stock, see “Description of the Series C Preferred Stock” in this prospectus supplement and “Description of Capital Stock—Preferred Stock” in the accompanying prospectus.

In this prospectus supplement, (i) our “Junior Stock” means our Class A common stock and any class or series of stock we may issue in the future that by its terms ranks junior to the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, including, without limitation, our Series A junior preferred stock, par value $0.01 per share, or our Series A Preferred Stock, (ii) our “Parity Stock” means our 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share and any class or series of stock we may issue in the future that by its terms ranks on parity with the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, and (iii) our “Senior Stock” means any class or series of stock we may issue in the future that by its terms ranks senior to the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The term “stock” does not include any convertible or exchangeable debt securities we may issue in the future.

Issuer	Arlington Asset Investment Corp.

Securities Offered	shares of % Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (plus up to an additional shares of % Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock that we will issue and sell in the event the underwriters exercise their over-allotment option).

Dividends	Holders of Series C Preferred Stock will be entitled to receive cumulative cash dividends (i) from and including the original issue date to, but excluding, March 30, 2024 at a fixed rate equal to % per annum of the $25.00 per share liquidation preference (equivalent to $ per annum per share) and (ii) from and including March 30, 2024, at a floating rate equal to three-month LIBOR plus a spread of % per annum of the $25.00 per share liquidation preference.

Dividends will be payable quarterly in arrears on the 30th day of March, June, September and December of each year, when and as declared, provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends will accumulate and be cumulative from, and including, the date of original issuance, which is expected to be March , 2019. The first dividend is scheduled to be payable on or about June 30, 2019 (long first dividend period) in the amount of $ per share and will be paid to the persons who are the holders of record of the Series C Preferred Stock at the close of business on the corresponding record date fixed by our board of directors in accordance with the articles of amendment classifying and designating the Series C Preferred Stock.

No Maturity	The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series C Preferred Stock.

Optional Redemption	The Series C Preferred Stock is not redeemable by us prior to March 30, 2024, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined herein). On and after March 30, 2024, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. Please see the section entitled “Description of the Series C Preferred Stock—Redemption—Optional Redemption.”

Special Optional Redemption	Upon the occurrence of a Change of Control, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as defined herein), we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of Series C Preferred Stock will not have the conversion right described below under “—Conversion Rights” with respect to the shares of Series C Preferred Stock called for redemption. Please see the section entitled “Description of the Series C Preferred Stock—Redemption” in this prospectus supplement.

A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless we have exercised our right to redeem the Series C Preferred Stock in whole or part, as described above under “—Optional Redemption” or “—Special Optional Redemption,” prior to the Change of Control Conversion Date) to convert some or all of the shares of Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our Class A common stock per share of Series C Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series C Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Class A Common Stock Price (as defined herein); and

•	, or the Share Cap, subject to adjustments to the Share Cap for any splits, including those effected by distributions, subdivisions or combinations of our Class A common stock;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Class A Common Stock Price” and a description of certain adjustments and provisions for the receipt of alternative consideration that may be applicable to the conversion of Series C Preferred Stock in the event of a Change of Control, and for other important information, please see the section entitled “Description of the Series C Preferred Stock—Conversion Rights.”

Liquidation Preference	If we liquidate, dissolve or wind up, holders of Series C Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any payment is made to the holders of our Class A common stock and the holders of any other Junior Stock we may issue in the future. Please see the section entitled “Description of the Series C Preferred Stock—Liquidation Preference.”

Ranking	The Series C Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock, including our Class A common stock, and any other Junior Stock we may issue in the future;

•	on a parity with our Series B Preferred Stock and any other Parity Stock we may issue in the future;

•	junior to any Senior Stock we may issue in the future; and

•

effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our Class A common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.

Voting Rights	Holders of Series C Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series C Preferred Stock for six or more full quarterly Dividend Periods (as defined herein) (whether or not consecutive), the number of directors constituting the board of directors will automatically be increased by two and the holders of Series C Preferred Stock, voting together as a single class with the holders of Series B Preferred Stock and all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends accumulated on the Series C Preferred Stock for all past Dividend Periods and the then current Dividend Period.

In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single class with the holders of the Series B Preferred Stock and all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable, is required for us to:

•	authorize, create or increase the authorized or issued amount of any class or series of Senior Stock; or

•	amend, alter or repeal any provision of our articles of incorporation (including the articles of amendment designating the Series C

Preferred Stock) so as to materially and adversely affect any rights of the Series C Preferred Stock. However, if any such change would materially and adversely affect the rights, preferences, privileges or voting rights of the Series C Preferred Stock disproportionately relative to other classes or series of Parity Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock (voting as a separate class) will also be required.

Among other things, we may, without a vote of the holders of Series C Preferred Stock, issue additional shares of Series C Preferred Stock and we may authorize and issue additional classes or series of Parity Stock, including the Series B Preferred Stock.

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, we will use our best efforts to transmit through our website at http://www.arlingtonasset.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.

Listing	No current market exists for the Series C Preferred Stock. We intend to apply to list the Series C Preferred Stock on the NYSE under the symbol “AI PrC”. If approved for listing, we expect that trading on the NYSE will commence within 30 days after the date of initial issuance of the Series C Preferred Stock. Certain of the underwriters have advised us that they intend to make a market in the Series C Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series C Preferred Stock will develop prior to commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

Restrictions on Transfer and Ownership

In order to ensure that we qualify and remain qualified as a REIT for U.S. federal income tax purposes, among other purposes, the articles of amendment setting forth the terms of the Series C Preferred Stock provides that generally no person, other than certain excepted holders, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the outstanding shares of the Series C Preferred Stock, excluding any shares of Series C Preferred stock not treated as outstanding for U.S. federal income tax purposes. Our board of directors may, in its sole discretion, exempt a person from the 9.9% ownership limit under certain circumstances. Please see the section entitled “Description of the Series C Preferred Stock—Restrictions on Transfer and Ownership” in this prospectus supplement. In addition, to assist us in qualifying and remaining qualified as a REIT, among other purposes, we expect to seek stockholder approval at our next annual meeting to amend our articles of incorporation to include customary REIT ownership limitations for our capital stock. These provisions may restrict the ability of a holder of Series C Preferred Stock to convert such stock into our Class A common stock as described above under “—Conversion Rights.”

Book Entry and Form	The Depository Trust Company will act as securities depositary for the Series C Preferred Stock, which will only be issued in the form of global securities held in book-entry form.

Use of Proceeds	We expect that the net proceeds from the Series C Preferred Stock offering will be approximately $ million after deducting the underwriting discount and our estimated expenses. We expect to use the net proceeds of this offering to acquire certain of our target assets, including agency MBS. We expect to borrow against the assets that we acquire with the net proceeds of this offering through repurchase agreements and to use the proceeds of the borrowings to acquire additional target assets. We may also use the net proceeds for general working capital purposes.

Material U.S. Federal Income Tax Considerations	For a discussion of the material U.S. federal income tax considerations relating to purchasing, owning and disposing of our Series C Preferred Stock, see “Material U.S. Federal Income Tax Considerations” filed as Exhibit 99.01 to our Annual Report on Form 10-K for the year ended December 31, 2018.

Risk Factors	Investing in the Series C Preferred Stock involves risks that are described under the caption “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference into this prospectus supplement.

RISK FACTORS

Investing in the Series C Preferred Stock involves risk. Please see the risks described below in addition to the risk factors included in our most recent Annual Report on Form 10-K and under similar headings in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus. Such risks are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect us and the market value of the Series C Preferred Stock. The risks described could affect our business, financial condition, liquidity, results of operations, prospects, and the market value of the Series C Preferred Stock. In such a case, you may lose all or part of your original investment. You should consider carefully the risks described below and in these reports, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the Series C Preferred Stock.

Risks Related to the Series C Preferred Stock

The Series C Preferred Stock ranks junior to our existing and future indebtedness and any Senior Stock we may issue in the future, and your interests could be diluted by the issuance of additional shares of Parity Stock, the issuance of Senior Stock and by other transactions.

The Series C Preferred Stock ranks junior to all of our existing and future indebtedness and any Senior Stock we may issue in the future and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. In the event of our bankruptcy, liquidation or dissolution or the winding-up of our affairs, our assets will be available to pay obligations on the Series C Preferred Stock only after all of our indebtedness and other liabilities have been paid. In addition, the Series C Preferred Stock would effectively rank junior to all indebtedness and other liabilities of any existing or future subsidiaries. Such subsidiaries are or would be separate legal entities and have or will have no legal obligation to pay any amounts to us in respect of dividends due on the Series C Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series C Preferred Stock then outstanding. We may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series C Preferred Stock.

Our articles of incorporation currently authorizes the issuance of up to 25,000,000 shares of preferred stock in one or more classes or series. Prior to this offering, we have issued 352,630 shares of Series B Preferred Stock. The issuance of additional shares of Series B Preferred Stock, Series C Preferred Stock or other Parity Stock would dilute the interests of the holders of Series C Preferred Stock, and the issuance of any Senior Stock or the incurrence of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series C Preferred Stock. Other than the limited conversion rights afforded to holders of Series C Preferred Stock that may become exercisable in connection with certain changes of control as described in this prospectus supplement under the heading “Description of the Series C Preferred Stock—Conversion Rights,” none of the provisions relating to the Series C Preferred Stock contain any terms relating to or limiting our indebtedness or affording the holders of Series C Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets, so long as the rights of the holders of Series C Preferred Stock are not materially and adversely affected.

The Series C Preferred Stock has not been and may never be rated.

We have not sought to obtain, and do not intend to obtain, a rating for the Series C Preferred Stock, and the Series C Preferred Stock may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series C Preferred Stock or that we may elect to obtain a rating of our Series C Preferred Stock in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series C Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series C Preferred Stock.

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series C Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series C Preferred Stock may not reflect all risks related to the Company and its business, or the structure or market value of the Series C Preferred Stock.

We may not be able to pay dividends or other distributions on the Series C Preferred Stock.

The declaration and payment of dividends is subject to the discretion of our Board of Directors and depends upon various factors, including our financial condition, earnings, cash requirements, legal requirements, maintenance of our REIT qualification and other factors deemed relevant by our Board of Directors. We are incorporated under the Virginia Stock Corporation Act, which has restrictions prohibiting the payment of dividends if, after giving effect to the dividend payment, (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be required, if we were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend. There can be no guarantee that we will have sufficient cash to pay dividends on the Series C Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and in the accompanying prospectus were to occur. In addition, payment of our dividends depends upon our earnings, our financial condition, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on the Series B Preferred Stock, the Series C Preferred Stock and on our Class A common stock, to pay our indebtedness or to fund our other liquidity needs.

You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.

Upon the occurrence of a Change of Control, each holder of the Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock held by such holder as described under “Description of the Series C Preferred Stock—Redemption Optional Redemption” or “Description of the Series C Preferred Stock—Redemption—Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series C Preferred Stock that are not called for redemption) to convert some or all of such holder’s Series C Preferred Stock into shares of our Class A common stock (or under specified circumstances certain alternative consideration). Notwithstanding that we generally may not redeem the Series C Preferred Stock prior to March 30, 2024, we have a special optional redemption right to redeem the Series C Preferred Stock in the event of a Change of Control, and holders of Series C Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Please see the sections entitled “Description of the Series C Preferred Stock—Redemption—Special Optional Redemption” and “Description of the Series C Preferred Stock—Conversion Rights.”

If we do not elect to redeem the Series C Preferred Stock prior to the Change of Control Conversion Date, then upon an exercise of the conversion rights provided to the holders of our Series C Preferred Stock, the holders of Series C Preferred Stock will be limited to a maximum number of shares of our Class A common stock (or, if applicable, the Alternative Conversion Consideration (as defined below)) equal to the Share Cap multiplied by the number of shares of Series C Preferred Stock converted. If the Class A Common Stock Price is less than $         per share (which is 50% of the per share closing sale price of our Class A common stock reported on the NYSE on March     , 2019), subject to adjustment in certain circumstances, the holders of Series C Preferred Stock will receive a maximum of                  shares of our Class A common stock per share of Series C Preferred Stock, which may result in a holder receiving shares of Class A common stock (or Alternative Conversion Consideration, as applicable) with a value that is less than the liquidation preference of the Series C Preferred Stock.

In addition, the Change of Control conversion feature of the Series C Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change of control transaction under circumstances that otherwise could provide the holders of Series C Preferred Stock with the opportunity to realize a premium over the then-current market price of such stock or that stockholders may otherwise believe is in their best interests.

The articles of amendment designating the Series C Preferred Stock contain restrictions upon transfer and ownership of the Series C Preferred Stock, which may impair the ability of holders to acquire the Series C Preferred Stock, and we expect to seek stockholder approval to include customary REIT ownership limitations for our other classes of capital stock, which may impair the ability of holders to convert Series C Preferred Stock into our Class A common stock.

The articles of amendment designating the Series C Preferred Stock contains restrictions on transfer and ownership of our stock intended to, among other purposes, assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. The articles of amendment for the Series C Preferred Stock provide that generally no person, other than certain excepted holders, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the outstanding shares of our Series C Preferred Stock, excluding any shares of Series C Preferred Stock not treated as outstanding for U.S. federal income tax purposes. See “Description of the Series C Preferred Stock—Restrictions on Transfer and Ownership of Stock” in this prospectus supplement. In addition, we expect to seek stockholder approval at our next annual meeting to amend our articles of incorporation to include customary REIT ownership limitations for our capital stock. To the extent that such limitations apply, a holder of Series C Preferred Stock would not be entitled to convert such stock into our Class A common stock to the extent that receipt of shares of our Class A common stock would cause the holder to exceed any such limitations. You should consider these ownership limitations prior to your purchase of the Series C Preferred Stock. In addition, these restrictions could have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series C Preferred Stock.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

From March 30, 2024, the dividend rate for the Series C Preferred Stock will be determined based on three-month LIBOR. In the past, the level of three-month LIBOR has experienced significant fluctuations. Historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the floating rate period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

Although the actual three-month LIBOR on a dividend payment date or at other times during a Dividend Period (as defined herein) may be higher than the three-month LIBOR on the applicable Dividend Determination Date (as defined herein), you will not benefit from the three-month LIBOR at any time other than on the Dividend Determination Date for such Dividend Period. As a result, changes in the three-month LIBOR may not result in a comparable change in the market value of the Series C Preferred Stock from March 30, 2024.

Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which LIBOR is determined may adversely affect the value of the Series C Preferred Stock.

LIBOR and other indices which are deemed “benchmarks” are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. In particular, regulators and law enforcement agencies in the U.K. and elsewhere are conducting criminal and civil investigations into whether the banks that contribute information to the British Bankers’ Association (the “BBA”) in connection with the daily calculation of LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. Actions by the regulators or law enforcement agencies, as well as ICE Benchmark Administration (the current administrator of LIBOR), may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021.

At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented in the U.K. or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for securities on which the interest or dividend is determined by reference to LIBOR, such as the Series C Preferred Stock. To the extent the Three-Month LIBOR Rate is discontinued or is no longer quoted, the applicable base rate used to calculate dividend payments on the Series C Preferred Stock during the floating rate period will be determined using the alternative methods described in “Description of the Series C Preferred Stock—Dividends.” Any of these alternative methods may result in dividend payments that are lower than or that do not otherwise correlate over time with the dividend payments that would have been made on the Series C Preferred Stock during the floating rate period if the Three-Month LIBOR Rate was available in its current form. The final alternative method sets the dividend rate for a Dividend Period during the floating rate period at the same rate as the immediately preceding Dividend Period during the floating rate period or, in the case of the first Dividend Period in the floating rate period, the most recent dividend rate that could have been determined had the floating rate period been applicable prior to the first Dividend Period in the floating rate period. More generally, any of the above changes or any other consequential changes to LIBOR or any other “benchmark” as a result of international, national or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on any securities based on or linked to a “benchmark,” such as the Series C Preferred Stock.

We may issue additional shares of Series B Preferred Stock, Series C Preferred Stock and additional series of preferred stock that rank on parity with or senior to the Series C Preferred Stock as to dividend rights, rights upon the distribution of assets upon our liquidation, dissolution or winding up, or voting rights.

The issuance of additional shares of Series B Preferred Stock, Series C Preferred Stock and additional series of preferred stock on parity with or senior to the Series C Preferred Stock would dilute the interests of the holders of the Series C Preferred Stock, and any issuance of preferred stock senior to the Series C Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series C Preferred Stock. In addition, although holders of Series C Preferred Stock are entitled to limited voting rights, as described in “Description of the Series C Preferred Stock—Voting Rights,” with respect to such matters, subject to certain exceptions, the Series C Preferred Stock will vote as a class with the Series B Preferred Stock and all other classes or series of preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, generally, the voting rights of holders of Series C Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote. Future issuances and sales of Parity Stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series C Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

As a holder of Series C Preferred Stock, you will have limited voting rights.

Your voting rights as a holder of Series C Preferred Stock will be limited. Our Class A common stock is the only outstanding class of our securities that currently carries full voting rights. Holders of Series C Preferred Stock may vote only (i) to elect, voting together as a single class, with holders of our Parity Stock having similar voting rights, including holders of Series B Preferred Stock, two additional directors to our board of directors in the event that six full quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock are in arrears, (ii) on amendments to our articles of incorporation, including the articles of amendment designating the Series C Preferred Stock, that materially and adversely affect the rights of the holders of Series C Preferred Stock or (iii) to authorize or create, or increase the authorized or issued amount of, additional classes or series of Senior Stock. Other than the limited circumstances described in this prospectus supplement, holders of Series C Preferred Stock will not have any voting rights. See “Description of the Series C Preferred Stock—Voting Rights” in this prospectus supplement.

The market price of the Series C Preferred Stock could be substantially affected by various factors.

The market price of the Series C Preferred Stock will depend on many factors, which may change from time to time, including:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series C Preferred Stock;

•	trading prices of common and preferred equity securities issued by REITs and other similar companies;

•	the annual yield from distributions on the Series C Preferred Stock as compared to yields on other financial instruments;

•	general economic and financial market conditions;

•	government action or regulation;

•	our financial condition, performance and prospects and those of our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

•	our issuance of additional Parity Stock or Senior Stock or the incurrence of debt; and

•	actual or anticipated variations in our quarterly operating results and those of our competitors.

As a result of these and other factors, investors who purchase the Series C Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series C Preferred Stock, including decreases unrelated to our operating performance or prospects.

The Series C Preferred Stock is a new issue of securities and does not have an established trading market, which may negatively affect its value and your ability to transfer and sell your shares.

The Series C Preferred Stock is a new issue of securities and currently no market exists for the Series C Preferred Stock. We intend to apply to list the Series C Preferred Stock on the NYSE. However, we cannot assure you that the Series C Preferred Stock will be approved for listing on the NYSE. Even if so approved, trading of the Series C Preferred Stock on the NYSE is not expected to begin until sometime during the period ending 30 days after the date of initial issuance of the Series C Preferred Stock and, in any event, a trading market on the NYSE for the Series C Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. Certain of the underwriters have advised us that they intend to make a market in the Series C Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. The liquidity of any market for the Series C Preferred Stock that may develop will depend on a number of factors, including prevailing interest rates, the dividend rate on our common stock, our financial condition and operating results, the number of holders of Series C Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series C Preferred Stock. As a result, the ability to transfer or sell the Series C Preferred Stock and the amount you receive upon any sale or transfer of the Series C Preferred Stock could be adversely affected.

Future offerings of debt or equity securities may adversely affect the market price of the Series C Preferred Stock.

Future issuances and sales of Parity Stock or Senior Stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series C Preferred Stock and our Class A common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

If we decide to issue Senior Stock or additional debt in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants or other provisions that will restrict our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series C Preferred Stock and may result in dilution to owners of the Series C Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue additional debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of Series C Preferred Stock bear the risk of our future offerings reducing the market price of the Series C Preferred Stock and diluting the value of their holdings in us.

If our Class A common stock is delisted, your ability to transfer or sell your shares of the Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will likely be materially adversely affected

Other than in connection with a Change of Control, the Series C Preferred Stock does not contain provisions that are intended to protect you if our Class A common stock is delisted from the NYSE. Since the Series C Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series C Preferred Stock and receive stated dividends on the Series C Preferred Stock when, as and if authorized by our board of directors and declared and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our Class A common stock is delisted from the NYSE, it is likely that the Series C Preferred Stock will be delisted from the NYSE as well. Accordingly, if our Class A common stock is delisted from the NYSE, your ability to transfer or sell your shares of the Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will likely be materially adversely affected.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $         million (or approximately $         million if the underwriters exercise their over-allotment option in full), after deduction of underwriting discounts and estimated offering expenses payable by us.

We expect to use the net proceeds of this offering to acquire certain of our target assets, including agency MBS. We expect then to borrow against the assets that we acquire with the net proceeds of this offering through repurchase agreements and to use the proceeds of the borrowings to acquire additional target assets. We may also use the net proceeds for general working capital purposes.

Pending these uses, we intend to maintain the net proceeds in interest-bearing, short-term, marketable investment grade securities or money market accounts or (interest or non-interest bearing) checking (or escrow) accounts. These investments may include, for example, government securities other than agency securities, certificates of deposit and interest-bearing bank deposits. We expect these investments to provide a lower net return than we will seek to achieve from our target assets.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2018 (i) on an actual basis, (ii) on a pro forma basis to give effect to our underwritten public offering of 6,000,000 shares of Class A common stock that closed on February 22, 2019 (the “Common Offering”) and which resulted in aggregate net proceeds to us of approximately $48.8 million after deducting underwriting discounts and offering expenses, but without giving effect to any use of proceeds from the Common Offering, and (ii) on a pro forma as adjusted basis after giving effect to both the Common Offering and the designation of                 shares of our authorized but unissued preferred stock as Series C Preferred Stock and the issuance and sale of                  shares of Series C Preferred Stock in this offering (assuming no exercise of the underwriters’ over-allotment option).

You should read the table below in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying consolidated financial statements and related notes in our annual report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2018 (unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted
	(Amounts in thousands, except share and per share data)
Cash and cash equivalents	$26,713	$75,523	$

Liabilities:
Repurchase agreements	$3,721,629	$3,721,629		$3,721,629
Interest payable	4,646	4,646		4,646
Accrued compensation and benefits	3,732	3,732		3,732
Dividend payable	11,736	11,736		11,736
Derivative liabilities, at fair value	6,959	6,959		6,959
Other liabilities	2,200	2,200		2,200
Long-term unsecured debt	74,104	74,104		74,104

Total liabilities	3,825,006	3,825,006		3,825,006

Stockholders’ equity:
Preferred stock, $0.01 par value per share, 25,000,000 shares authorized, 350,595 shares issued and outstanding on an actual and pro forma basis and shares issued and outstanding on a pro forma as adjusted basis(1)	8,245	8,245
Class A Common stock, $0.01 par value per share, 450,000,000 shares authorized, 30,497,998 shares issued and outstanding on an actual basis and 36,497,998 shares issued and outstanding on a pro forma and pro forma as adjusted basis(2)	305	365		365
Additional paid-in capital	1,997,876	2,046,626		2,046,626
Accumulated deficit	(1,731,982)	(1,731,982)		(1,731,982)

Total stockholders’ equity	274,444	323,254

Total capitalization	$4,099,450	$4,418,260	$

(1)	Does not include up to shares of Series C Preferred Stock that may be issued upon exercise of the underwriters’ over-allotment option.
(2)

Does not include (a) 1,610,036 shares of Class A common stock reserved for issuance under our 2014 Long-Term Incentive Plan and prior plans, of which a maximum of 930,327.5 shares of Class A common stock may be issuable under certain circumstances upon vesting of outstanding performance share units, or PSUs, excluding dividend reinvestments, (b) 190,761 shares of Class A common stock issuable, under certain circumstances, upon vesting of outstanding restricted stock units, or RSUs, or (c) up to 900,000 shares of Class A common stock that may be issued pursuant to the underwriters’ option to purchase additional shares granted in connection with the Common Offering.

DESCRIPTION OF THE SERIES C PREFERRED STOCK

The summary of certain terms and provisions of the Series C Preferred Stock contained in this prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Virginia Stock Corporation Act, our articles of incorporation, including the articles of amendment designating the Series C Preferred Stock, and our bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are available from us. The following description of the particular terms of the Series C Preferred Stock supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred stock, set forth in the accompanying prospectus.

General

Under our articles of incorporation, the total number of shares of all classes of stock that we have authority to issue is 575,000,000, of which 450,000,000 are shares of Class A common stock, par value $0.01 per share, 100,000,000 are shares of Class B common stock, par value $0.01 per share, and 25,000,000 are shares of preferred stock, par value $0.01 per share, of which 100,000 are shares of Series A Preferred Stock and 2,000,000 are shares of Series B Preferred Stock. As of February 28, 2019, 36,572,617 shares of Class A common stock were issued and outstanding, no shares of Class B common stock or Series A Preferred Stock were issued and outstanding, and 352,630 shares of Series B Preferred Stock were issued and outstanding.

In connection with this offering, our board of directors and a committee of the board will, as permitted by our articles of incorporation and Virginia law, classify a new series of preferred stock with the rights set forth herein consisting of shares designated as the     % Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, which we refer to herein as the Series C Preferred Stock, by adopting and filing the articles of amendment with the Virginia State Corporation Commission. Subject to the requirements of Virginia law and our articles of incorporation, we may issue additional shares of Series C Preferred Stock ranking equally and ratably with the Series C Preferred Stock offered by this prospectus supplement and accompanying prospectus in all respects. Any additional shares of Series C Preferred Stock would form a single series with the Series C Preferred Stock offered by this prospectus supplement and accompanying prospectus and will have the same terms. Subsequent to the completion of this offering, we will have available for issuance 18,900,000 authorized but undesignated and unissued shares of preferred stock. Our board of directors may, without the approval of holders of Series B Preferred Stock, Series C Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series C Preferred Stock.

We intend to apply to list the shares of the Series C Preferred Stock on the NYSE under the symbol “AI PrC.” If the application is approved, we expect trading to commence within 30 days after the initial delivery of the shares of Series C Preferred Stock.

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series C Preferred Stock will be American Stock Transfer & Trust Company, LLC.

Maturity

The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series C Preferred Stock.

Ranking

The Series C Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and any other Junior Stock we may issue;

•	on a parity with our Series B Preferred Stock and any Parity Stock we may issue;

•	junior to any Senior Stock we may issue; and

•

effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.

Dividends

Holders of shares of the Series C Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series C Preferred Stock from and including the date of original issuance to, but not including, March 30, 2024 (the “Fixed Rate Period”) will be     % of the $25.00 per share liquidation preference per annum (equivalent to $         per annum per share). On and after March 30, 2024 (the “Floating Rate Period”), dividends on the Series C Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of     %. Dividends on the Series C Preferred Stock will accumulate daily and be cumulative from, and including, the date of original issue and will be payable quarterly in arrears on the 30th day of each March, June, September and December (each, as may be modified as provided below, a “dividend payment date”). If any dividend payment date is not a business day, as defined in the articles of amendment designating the Series C Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date, and no interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. The first dividend on the Series C Preferred Stock is scheduled to be paid on or about June 30, 2019 (long first dividend period), in the amount of $         per share. Dividends payable on the Series C Preferred Stock for the Fixed Rate Period, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series C Preferred Stock for the Floating Rate Period, including dividends payable for any partial Dividend Period, will be computed based on the actual number of days in a Dividend Period and a 360-day year. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the Board of Directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.

For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by us, as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions:

•

LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or

•

if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally-recognized banks in the London interbank market and request that the principal

London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent (as defined below) has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London Business Day immediately preceding the first day of such distribution period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then current Dividend Period, or, in the case of the first Dividend Period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period.

Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that the LIBOR base rate has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine Three-Month LIBOR Rate for the applicable Dividend Period.

“Calculation Agent” shall mean a third party independent financial institution of national standing with experience providing such services, which has been selected by us.

“Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.

“Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series C Preferred Stock to, but excluding, June 30, 2019.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

No dividends on shares of Series C Preferred Stock may be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law. You should review the information appearing above under “Risk Factors—We may not be able to pay dividends or other distributions on the Series C Preferred Stock” for more information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series C Preferred Stock.

Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears, and holders of Series C Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series C Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future dividends on our common stock and preferred stock, including the Series C Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series C Preferred Stock or what the actual dividends will be for any future period.

Except as noted below, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our common stock or other Junior Stock we may issue) may be declared or paid or set apart for payment upon our common stock or other Junior Stock or our Series B Preferred Stock or other Parity Stock we may issue and no other distribution may be declared or made upon our common stock or other Junior Stock or our Series B Preferred Stock or other Parity Stock we may issue. In addition, our common stock and other Junior Stock or Parity Stock we may issue may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to an exchange offer made on the same terms to all holders of Series C Preferred Stock and all Parity Stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our articles of incorporation, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and any other Parity Stock we may issue, all dividends declared upon the Series B Preferred Stock, Series C Preferred Stock and such other Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock, Series C Preferred Stock and such other Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred Stock, Series C Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such other Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series C Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any distribution of assets is made to holders of common stock or other Junior Stock we may issue; and the holders of Series C Preferred Stock will not be entitled to any further payment.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock, Series C Preferred Stock and any other Parity Stock we may issue, then the holders of Series B Preferred Stock, Series C Preferred Stock and such other Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series C Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).

No distribution (other than as part of our dissolution), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under Virginia law with respect to any share of any class or series of our stock, if we would not be able to pay our debts as they become due in the usual course of business, or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Redemption

The Series C Preferred Stock is not redeemable by us prior to March 30, 2024, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “—Restrictions on Transfer and Ownership” below and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined herein)).

Optional Redemption. On and after March 30, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series C Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

Redemption Procedures. In the event we elect to redeem Series C Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given to each holder of record of Series C Preferred Stock called for redemption at such holder’s address as it appears on our stock records and will state the following:

•	the redemption date;

•	the number of shares of Series C Preferred Stock to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series C Preferred Stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series C Preferred Stock being so called for redemption will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control and that each share of Series C Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If less than all of the Series C Preferred Stock held by any holder is to be redeemed, the notice given to such holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed.

No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock, except as to the holder to whom notice was defective or not given.

Holders of shares of Series C Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series C Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series C Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series C Preferred Stock, those shares of Series C Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares of Series C Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series C Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.9% of the outstanding shares of the Series C Preferred Stock, or violate any other restriction or limitation of our stock set forth in our articles of incorporation, then, except as otherwise permitted in our articles of incorporation, we will redeem the requisite number of shares of Series C Preferred Stock of that holder such that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.9% of the outstanding shares of the Series C Preferred Stock or violate any other restriction or limitation of our stock set forth in our articles of incorporation. See “—Restrictions on Transfer and Ownership” in this prospectus supplement.

Immediately prior to any redemption of Series C Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series C Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series C Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series C Preferred Stock may be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Stock and all Parity Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series C Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our articles of incorporation.

Subject to applicable law, we may purchase shares of Series C Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series C Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series C Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series C Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our Class A common stock per share of Series C Preferred Stock (the “Class A Common Stock Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series C Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series C Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Class A Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and

•	, or the “Share Cap,” subject to certain adjustments as described below.

Notwithstanding anything in the articles of amendment designating the Series C Preferred Stock to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series C Preferred Stock to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our Class A common stock to existing holders of our Class A common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our Class A common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our Class A common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our Class A common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our Class A common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our Class A common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series C Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any share splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our Class A common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series C Preferred Stock will receive upon conversion of such shares of the Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our Class A common stock equal to the Class A Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Class A Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our Class A common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our Class A common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional shares of our Class A common stock upon the conversion of the Series C Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Class A Common Stock Price used in determining the Class A Common Stock Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of Series C Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series C Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of Series C Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series C Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Class A Common Stock Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series C Preferred Stock, holders of Series C Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series C Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series C Preferred Stock;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series C Preferred Stock;

•

the procedures that the holders of Series C Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series C Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•

the last date on which holders of Series C Preferred Stock may withdraw shares of Series C Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we also will issue a press release containing such notice for publication on the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series C Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series C Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series C Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent, therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series C Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series C Preferred Stock to be converted; and

•	that the shares of the Series C Preferred Stock are to be converted pursuant to the applicable provisions of the articles of amendment designating the Series C Preferred Stock.

The “Change of Control Conversion Date” is the date the Series C Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C Preferred Stock.

The “Class A Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our Class A common stock is solely cash, the amount of cash consideration per share of our Class A common stock or (ii) if the consideration to be received in the Change of Control by holders of our Class A common stock is other than solely cash (x) the average of the closing sale prices per share of our Class A common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our Class A common stock is then traded, or (y) if our Class A common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our Class A common stock in the over-the-counter market as reported by OTC Markets Group or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.

Holders of Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn shares of Series C Preferred Stock;

•	if certificated shares of Series C Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series C Preferred Stock; and

•	the number of shares of Series C Preferred Stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any shares of Series C Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Shares of Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series C Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series C Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series C Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our Class A common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series C Preferred Stock into shares of our Class A common stock or other property. Notwithstanding any other provision of the Series C Preferred Stock, no holder of Series C Preferred Stock will be entitled to convert such shares of the Series C Preferred Stock into shares of our Class A common stock to the extent that receipt of such shares of Class A common stock would cause such holder (or any other person) to violate any applicable restrictions on transfer and ownership of our stock contained in our articles of incorporation, unless we provide an exemption from this limitation to such holder. Please see the section entitled “—Restrictions on Transfer and Ownership” below.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors—You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.”

Except as provided above in connection with a Change of Control, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of Series C Preferred Stock will not have any voting rights, except as set forth below.

Whenever dividends on any shares of Series C Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable, including the Series B Preferred Stock) and the holders of Series C Preferred Stock, voting as a single class with holders of the Series B Preferred Stock and all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock and all other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series C Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid. In that case, the right of holders of Series C Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series C Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series C Preferred Stock (voting together as a single class with the Series B Preferred Stock and all other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series C Preferred Stock and the holders of the Series B Preferred Stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series C Preferred Stock when they have the voting rights described in this paragraph, the Series B Preferred Stock and any other classes or series of preferred stock we may issue and upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.

On each matter on which holders of Series C Preferred Stock are entitled to vote, each share of Series C Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Series B Preferred Stock have the right to vote with the Series C Preferred Stock as a single class on any matter, the Series C Preferred Stock, the Series B Preferred Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series C Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of the Series B Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable will occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of the outstanding Series B Preferred Stock, Series C Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable.

Any director elected by holders of shares of Series B Preferred Stock, Series C Preferred Stock and any class or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause, by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock and any class or series of preferred stock we may issue when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable).

So long as any shares of Series C Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series C Preferred Stock outstanding at the time, voting together as a single class with the Series B Preferred Stock and all other classes or series of Parity Stock we may issue and upon which like voting rights have been conferred and are exercisable, (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our articles of incorporation, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock (each, an “Event”);

provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series C Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders of Series C Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series C Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series C Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series C Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock or Junior Stock will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series C Preferred Stock. Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our articles of incorporation would materially and adversely affect the rights, preferences, privileges or voting rights of the Series C Preferred Stock disproportionately relative to other classes or series of Parity Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock (voting as a separate class) shall also be required.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.

Except as expressly stated in the articles of amendment designating the Series C Preferred Stock, the Series C Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series C Preferred Stock will have exclusive voting rights on any amendment to our articles of incorporation that would alter the contract rights, as expressly set forth in the articles of incorporation, of only the Series C Preferred Stock.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at http://www.arlingtonasset.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.

Restrictions on Transfer and Ownership

For us to qualify as a REIT under the U.S. federal income tax laws, we must meet two requirements concerning the ownership of our outstanding shares of capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a calendar year, other than our 2019 taxable year. For this purpose, individuals include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In addition, we must have at least 100 beneficial owners of our shares of stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our 2019 taxable year.

To assist us in meeting the stock ownership requirements, subject to the exemptions described below, the articles of amendment for the Series C Preferred Stock restrict the ownership and transfer of Series C Preferred Stock. Specifically, the articles of amendment prohibit any person from owning, or being deemed to own by virtue of the attribution provisions of the U.S. federal income tax laws, more than 9.9% of the number of outstanding shares of Series C Preferred Stock. Our board of directors may exempt shareholders from the 9.9% ownership limit as provided in the articles of amendment.

In order to prevent us from incurring an entity-level tax if and when we accrue phantom taxable income from REMIC residual interests, the articles of amendment, subject to the exemptions described below, also contain provisions designed to prevent a “disqualified organization,” as defined in “Material U.S. Federal Income Tax Considerations” filed as Exhibit 99.01 to our Annual Report on Form 10-K for the year ended December 31, 2018, from owning Series C Preferred Stock.

Subject to the exemptions described below, shares of Series C Preferred Stock the purported transfer of which would:

•	result in any person owning, directly or indirectly, Series C Preferred Stock in excess of the 9.9% ownership limit described above;

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our being “closely held” within the meaning of the U.S. federal income tax laws;

•	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property, within the meaning of the U.S. federal income tax laws; or

•

cause any Series C Preferred Stock to be owned by a “disqualified organization,” as defined in “Material U.S. Federal Income Tax Considerations” filed as Exhibit 99.01 to our Annual Report on Form 10-K for the year ended December 31, 2018, will be transferred automatically to a trust effective on the day before the purported transfer of the Series C Preferred Stock. The record holder of the shares of stock that are transferred to a trust will be required to submit the stock to us for registration in the name of the trust. We will designate a trustee of the trust that is not affiliated with it. The beneficiary of the trust will be one or more charitable organizations that we select.

Shares in the trust will remain issued and outstanding and will be entitled to the same rights and privileges as all other Series C Preferred Stock. The trustee will receive all dividends and distributions on the shares and will hold those dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares in the trust. The trustee will designate a permitted transferee of the shares, provided that the permitted transferee purchases the shares for valuable consideration and acquires the shares without the acquisition resulting in a transfer to another trust.

The owner of shares in the trust will be required to repay to the trustee the amount of any dividends or distributions received by the owner (1) that are attributable to shares in the trust and (2) the record date of which was on or after the date that the shares were transferred to the trust. The owner generally will receive from the trustee the lesser of (a) the price per share the owner paid for the shares in the trust, or, in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the price per share received by the trustee from the sale of the shares in the trust. Any amounts received by the trustee in excess of the amounts to be paid to the owner will be distributed to the beneficiary of the trust.

Shares in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created the trust, or, in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the market price per share on the date that we, or our designee, accepts the offer. We will have the right to accept the offer for a period of 90 days after the later of (1) the date of the purported transfer that resulted in the trust or (2) the date we determine in good faith that a prohibited transfer has occurred.

Any person who acquires or attempts to acquire Series C Preferred Stock in violation of the restrictions set forth in the articles of amendment, or any person who owned Series C Preferred Stock that was transferred to a trust, will be required immediately to give written notice to us of that event and to provide to it any other information that we may request in order to determine the effect, if any, of the transfer on our status as a REIT.

The ownership limits generally will not apply to the acquisition of Series C Preferred Stock by an underwriter that participates in a public offering of that stock. In addition, our board of directors, upon receipt of a ruling from the IRS or an opinion of counsel that it will not jeopardize our REIT status by granting the exemption or upon receipt of such representations and undertakings as the board of directors may deem appropriate in order to conclude that granting an exemption will not cause the Corporation to lose its status as a REIT, may, in its sole discretion exempt a person from the ownership limitations or the restrictions on transfer set forth in the articles of amendment.

The foregoing restrictions will not be removed until:

•	the restrictions are no longer required in order to qualify as a REIT, and the board of directors determines that it is no longer in our best interests to retain the restrictions; or

•	the Company’s election as a REIT is revoked.

All certificates representing our Series C Preferred Stock will bear a legend referring to the restrictions described above.

All persons who own, directly or indirectly, more than 5%, or any lower percentage as set forth in the federal tax laws, of our outstanding Series C Preferred Stock must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating the name and address of the direct or indirect owner, the number of shares owned directly or indirectly, and a description of how the shares are held. In addition, each direct or indirect shareholder must provide to us any additional information that we request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer set forth in our amended and restated articles of incorporation.

In addition, to assist us in qualifying and maintaining our qualification as a REIT, among other purposes, we expect to seek stockholder approval at our next annual meeting to amend our articles of incorporation to include customary REIT ownership limitations for our capital stock. If such limitations apply, these provisions may restrict the ability of a holder of Series C Preferred Stock to convert such stock into our Class A common stock as described above under “—Conversion Rights.”

Preemptive Rights

No holders of Series C Preferred Stock will, as holders of Series C Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.

Book-Entry Procedures

DTC will act as securities depositary for the Series C Preferred Stock, which will only be issued in the form of global securities held in book-entry form. We will not issue certificates to you for the shares of Series C Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series C Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series C Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series C Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series C Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series C Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series C Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series C Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series C Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our articles of incorporation (including the articles of amendment designating the Series C Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series C Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series C Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series C Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series C Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series C Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series C Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series C Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series C Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series C Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series C Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series C Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

UNDERWRITING

Morgan Stanley & Co. LLC and UBS Securities LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Series C Preferred Stock set forth opposite that underwriter’s name.

Underwriters	Number of Shares
Morgan Stanley & Co. LLC
UBS Securities LLC

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

The underwriters initially propose to offer the shares of Series C Preferred Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at a price that represents a concession not in excess of $        per share below the public offering price. Any underwriters may allow, and such dealers may re-allow, a concession not in excess of $        per share to other underwriters or to certain dealers. If the shares are not sold at the initial price to the public, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to                additional shares at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of Morgan Stanley & Co. LLC, dispose of or hedge any shares of Series C Preferred Stock or other preferred stock or any securities convertible into or exchangeable for shares of Series C Preferred Stock or other preferred stock.

The Series C Preferred Stock has not been rated. No current market exists for the Series C Preferred Stock. We intend to apply to list the Series C Preferred Stock on the NYSE under the symbol “AI PrC”. If the application is approved, trading of the Series C Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series C Preferred Stock. Certain of the underwriters have advised us that they intend to make a market in the Series C Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series C Preferred Stock will develop prior to the commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

Total
	Per Share	Without Over- Allotment	With Over- Allotment
Underwriting discount paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that our total expenses incurred in connection with this offering, excluding the underwriting discounts, will be approximately $175,000.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ over-allotment option.

•	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Certain underwriters or their affiliates have performed, and in the future may perform, commercial banking, investment banking and advisory services for us in the ordinary course of their business for which they have received, and in the future are expected to receive, customary fees. Some of the underwriters or their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We expect that delivery of the shares of our Series C Preferred Stock will be made to investors on or about the fifth business day following the date of the final prospectus supplement (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade shares of our Series C Preferred Stock before their delivery, you will be required, because the shares initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade shares of our Series C Preferred Stock before their delivery, you should consult your advisors.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Hunton Andrews Kurth LLP, and for the underwriters by Vinson & Elkins L.L.P.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report On Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and the information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus and in our other filings with the SEC. We have filed the documents listed below with the SEC (File No. 001-34374) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and these documents are incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 19, 2019;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2018;

•	Our Current Reports on Form 8-K, filed on January 17, 2019 and February 22, 2019;

•

The description of our Class A common stock contained in our Registration Statement on Form S-4 filed with the SEC on December 6, 2002, as amended on January 15, 2003, February 7, 2003 and February 26, 2003, as updated by the description of our rights to purchase Series A Junior Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on June 5, 2009, as amended by Form 8-A/A filed with the SEC on April 13, 2018; and

•	The description of our Series B Preferred Stock, included in our Registration Statement on Form 8-A, filed on May 9, 2017.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of the securities to which this prospectus supplement relates (other than information in such documents that is not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be part hereof from the date of filing of those documents.

Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other document that we file with the SEC, and which is also incorporated by reference in this prospectus supplement and the accompanying prospectus, modifies or replaces that statement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus (other than the exhibits to such documents unless those exhibits are specifically incorporated by reference into those documents). You may request those documents from us by contacting our Corporate Secretary at the following address: Arlington Asset Investment Corp., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Corporate Secretary.

PROSPECTUS

ARLINGTON ASSET INVESTMENT CORP.

$750,000,000

Class A Common Stock

Preferred Stock

Preferred Stock Purchase Rights

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

Subscription Rights

We may offer and sell, from time to time, in one or more offerings, together or separately, in one or more series or classes, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $750,000,000. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “AI.”

Investing in these securities involves substantial risks. See “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, updated and supplemented by our periodic reports and other information filed by us with the Securities and Exchange Commission and incorporated by reference herein. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 17, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may issue and sell. Each time we issue and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely solely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading “Incorporation by Reference of Information Filed With the SEC.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you. See “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

CERTAIN DEFINITIONS

References in this prospectus to “we,” “our,” “us” and “our company” refer to Arlington Asset Investment Corp., including, as the context requires, our direct and indirect subsidiaries. In this prospectus, we refer to the Class A common stock, preferred stock, preferred stock purchase rights, depositary shares, debt securities, warrants, purchase contracts, units and subscription rights being offered collectively as “securities.”

RISK FACTORS

Investing in any of our securities involves substantial risks, including the risk that you might lose your entire investment. Any one of the risk factors discussed, or other factors, could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. These risks are interrelated, and you should treat them as a whole. The risks described are not the only risks that may affect us. Additional risks and uncertainties not presently known to us or not identified, may also materially and adversely affect our business, financial condition and results of operations. Before making an investment decision, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated and supplemented by our periodic reports and other information filed by us with the SEC and incorporated by reference herein, in addition to the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statements referred to in “Forward-Looking Information.”

FORWARD-LOOKING INFORMATION

When used in this prospectus, in future filings with the SEC or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. The forward-looking statements we make in this prospectus include, but are not limited to, statements about the following:

•

the availability and terms of, and our ability to deploy, capital and our ability to grow our business through a strategy focused on acquiring primarily residential mortgage-backed securities, or MBS, that are either issued by U.S. government agencies or guaranteed as to principal and interest by U.S. government agencies or U.S. government sponsored enterprises and MBS issued by private organizations;

•

our ability to forecast our tax attributes, which are based upon various facts and assumptions, and our ability to protect and use our net operating losses and net capital losses to offset future taxable income, including whether our shareholder rights plan will be effective in preventing an ownership change that would significantly limit our ability to utilize such losses;

•	our business, acquisition, leverage, asset allocation, operational, investment, hedging and financing strategies and the success of these strategies;

•	the effect of changes in prepayment rates, interest rates and default rates on our portfolio;

•	the effect of governmental legislation, regulation and actions;

•	our ability to quantify and manage risk;

•	our liquidity;

•	our asset valuation policies;

•	our decisions with respect to, and ability to make, future dividends;

•	investing in assets other than residential MBS or pursuing business activities other than investing in residential MBS;

•	our ability to maintain our exclusion from the definition of “investment company” under the Investment Company Act of 1940, as amended; and

•	the effect of general economic conditions on our business.

Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently in our possession. These beliefs, assumptions and expectations may change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, the performance of our portfolio and our business, financial condition, liquidity and results of operations may vary materially from those expressed, anticipated or contemplated in our forward-looking statements. You should carefully consider these risks, along with the following factors that could cause actual results to vary from our forward-looking statements, before making an investment in our securities:

•

the overall environment for interest rates, changes in interest rates, interest rate spreads, the yield curve and prepayment rates, including the timing of increases in the Federal Funds rate by the Federal Reserve;

•	current conditions and adverse developments in the residential mortgage market and the overall economy;

•	potential risk attributable to our mortgage-related portfolios, including changes in fair value;

•	our use of leverage and our dependence on repurchase agreements and other short-term borrowings to finance our mortgage-related holdings;

•	the availability of certain short-term liquidity sources;

•

competition for investment opportunities, including competition from the U.S. Department of Treasury and the Federal Reserve, for investments in agency MBS, as well as the timing of the termination by the Federal Reserve of its purchases of agency MBS;

•

the federal conservatorship of the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac, and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government;

•	mortgage loan prepayment activity, modification programs and future legislative action;

•

changes in, and the success of, our acquisition, hedging and leverage strategies, changes in our asset allocation and changes in our operational policies, all of which may be changed by us without shareholder approval;

•	failure of sovereign or municipal entities to meet their debt obligations or a downgrade in the credit rating of such debt obligations;

•	fluctuations of the value of our hedge instruments;

•	fluctuating quarterly operating results;

•	changes in federal corporate income tax rates that could impact the value of deferred tax assets;

•	changes in laws and regulations and industry practices that may adversely affect our business;

•	volatility of the securities markets and activity in the secondary securities markets in the United States and elsewhere;

•	our ability to successfully expand our business into areas other than investing in residential MBS; and

•	the other important factors identified in our most recent Annual Report on Form 10-K and subsequent reports filed under the Exchange Act, including under the caption “Risk Factors”.

These and other risks, uncertainties and factors, including those described elsewhere in this prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

General

We are a principal investment firm that currently acquires and holds a levered portfolio of residential MBS, consisting of agency MBS and private-label MBS. Agency MBS include residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by a U.S. government agency or government sponsored enterprise, or a GSE, such as Fannie Mae and Freddie Mac. Private-label MBS, or non-agency MBS, include residential MBS that are not guaranteed by a GSE or the U.S. government. We leverage prudently our investment portfolio so as to increase potential returns to our shareholders. We fund our investments primarily through short-term financing arrangements, principally through repurchase agreements. We enter into various hedging transactions to mitigate the interest rate sensitivity of our cost of borrowing and the value of our MBS portfolio. We are a Virginia corporation and taxed as a C corporation for U.S. federal income tax purposes. We are an internally managed company and do not have an external investment advisor.

Our Principal Office

Our principal executive offices are located at Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia, 22209, and our telephone number is (703) 373-0200. Our website is www.arlingtonasset.com. The information on our website is not, and should not be interpreted to be, part of this prospectus.

USE OF PROCEEDS

Except as may be set forth in a particular prospectus supplement, we intend to use the net proceeds from sales of securities for the acquisition of agency MBS, private-label MBS or other types of assets that we may acquire in the future, or for use in other business activities we may pursue in the future. We also may use the proceeds for other general corporate purposes such as repayment of outstanding indebtedness, pursuit of growth initiatives that may include acquisitions, working capital and for liquidity needs. Pending the application of the net proceeds, we may invest the net proceeds in short-term marketable securities or use the net proceeds to reduce our short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the last five fiscal years. For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income before income taxes and fixed charges (excluding capitalized interest). Fixed charges include interest (whether capitalized or expensed), amortization of debt issuance costs and any discount or premium relating to any indebtedness (whether capitalized or expensed) and the portion of rent expense determined to represent interest. Because we did not have any preferred stock outstanding and therefore paid no preferred stock dividends during any of the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for each of the periods presented.

	Nine Months Ended September 30, 2016	Fiscal Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	1.3	(A)	5.8	2.7	7.2	7.6

(A)

Due to the Company’s loss for the year ended December 31, 2015, the ratio coverage in that period was less than 1:1. The Company would have had to generate additional earnings of $30,775 for the year ended December 31, 2015 to achieve coverage of 1:1 for the year ended December 31, 2015.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our Class A common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts, units and subscription rights that we may offer from time to time. The preferred stock purchase rights that are attached to and traded with the shares of Class A common stock registered pursuant to the registration statement of which this prospectus forms a part, are described under heading “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement.” As further described in this prospectus, these summary descriptions are not intended to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our common stock and preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Virginia Stock Corporation Act and our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” and “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement — Shareholder Rights Agreement.”

The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read that description, together with the more detailed provisions of our articles of incorporation and the articles of amendment relating to the particular series of preferred stock, for provisions that may be important to you. The articles of amendment relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part.

General

Under our articles of incorporation, the total number of shares of all classes of stock that we have authority to issue is 575,000,000, of which 450,000,000 are shares of Class A common stock, par value $0.01 per share, 100,000,000 are shares of Class B common stock, par value $0.01 per share, and 25,000,000 are shares of preferred stock, par value $0.01 per share, of which 100,000 are shares of Series A junior preferred stock. As of December 22, 2016, 23,558,675 shares of Class A common stock were issued and outstanding, 20,256 shares of Class B common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

Subject to any preferential or other rights of any outstanding series of preferred stock that may be designated by our Board of Directors, the holders of shares of common stock are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds available therefor. All decisions regarding the declaration and payment of dividends will be at the discretion of our Board of Directors and will be evaluated on a quarterly basis in light of our financial condition, earnings, growth prospects, funding requirements, applicable law and other factors our Board of Directors deems relevant.

The holders of shares of Class A common stock are entitled to one vote for each share on all matters voted on by shareholders and the holders of shares of Class B common stock are entitled to three votes per share on all matters voted on by shareholders. Each of the holders of Class A common stock and Class B common stock possess all voting power, except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of our preferred stock. Our Board of Directors consists of eight Directors. The directors are elected at each annual meeting of shareholders. Provided a quorum has been properly established in accordance with our bylaws, the holders of a majority of shares of common stock voting for the election of our directors can elect all of the directors, if they choose to do so, subject to any rights of the holders of preferred stock to elect directors, provided that in a contested director election (i.e., where the number of nominees exceeds the number of directors to be elected at such meeting), the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting. Except for directors elected by the holders of outstanding shares of preferred stock as a separate voting group, any director may be removed from office with or without cause by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding shares of the company entitled to vote generally in the election of directors. There are no cumulative voting rights. Shares of our Class B common stock may convert into shares of our Class A common stock at our option in certain circumstances, including (1) upon a sale, transfer gift, assignment, devise or other disposition and (2) at the time the holder of shares of Class B common stock ceases to be employed by us.

Subject to the rights of any outstanding series of preferred stock and except as otherwise required by law or pursuant to the listing standards of the exchange on which our securities are listed, in all matters other than the election of directors, certain amendments of our bylaws or certain provisions of our articles of incorporation, the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at a meeting of shareholders and entitled to vote on the subject matter is required for approval, provided a quorum is established. For more information regarding the voting rights of our capital stock, see “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement.”

When we issue shares of our common stock, for and in receipt of consideration approved by our Board of Directors, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. There may be restrictions imposed by applicable securities laws on any transfer of shares of our common stock. Holders of our Class A common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.

In the event of our liquidation, dissolution or winding up, the holders of Class A common stock and Class B common stock are entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of preferred stock, if any preferred stock is outstanding at such time.

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Certain Anti-Takeover Provisions of Virginia Law, Articles of Incorporation, Bylaws and Shareholder Rights Agreement

For a description of certain anti-takeover provisions under Virginia law or in our articles of incorporation, bylaws or Shareholder Rights Agreement, which we refer to as our Rights Agreement, see “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement.”

Preferred Stock

Our Board of Directors is authorized without further shareholder approval (except as may be required by applicable law or the regulations promulgated on any exchange on which our securities are listed) to provide for the issuance of shares of preferred stock, in one or more series, and to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations, or restrictions, as are stated in the resolution adopted by our Board of Directors providing for the issuance of such series and as are permitted by the Virginia Stock Corporation Act. The terms and rights of any such series may include:

•	the maximum number of shares in the series and the designation of the series, which designation will distinguish the shares from the shares of any other series or class;

•	whether shares of the series will have special, conditional or limited voting rights, or no right to vote, except to the extent required by law;

•

whether the shares of the series are redeemable or convertible (i) at our option, at the option of a shareholder or another person or upon the occurrence of a designated event, (ii) for cash, indebtedness, securities or other property, and (iii) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

•

any right of holder of shares of the series to distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

•	the amount payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company; and

•

any other preferences, limitations or specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of the series remain outstanding, except upon the assent of all or a specified portion of the shares) as permitted by law and not inconsistent with our articles of incorporation.

Should our Board of Directors elect to exercise this authority, the rights and privileges of holders of shares of common stock could become subject to the rights and privileges of any such series of preferred stock. In addition, our Rights Agreement provides for the issuance of shares of participating preferred stock under the circumstances specified in the Rights Agreement, upon exercise or exchange of rights issued thereunder. See “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement — Shareholder Rights Agreement.”

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES

This section describes some of the general terms and provisions applicable to the depositary shares and depositary receipts that we may issue from time to time, other than pricing and related terms. We will describe the specific terms of a series of depositary shares and the deposit agreement in the applicable prospectus supplement. The following description and any description of the depositary shares in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable deposit agreement, which we will file with the SEC in connection with an issuance of depositary shares and depositary receipts. You should read the description included in the applicable prospectus supplement, together with the more detailed provisions of the applicable deposit agreement, for provisions that may be important to you.

We may issue depositary shares evidenced by depositary receipts representing interests in shares of a particular series of preferred stock. We will deposit the preferred stock of a series that is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in such preferred stock.

While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, unless otherwise stated in the applicable prospectus supplement, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary that we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares. The depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement and the form of depositary receipt, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There may be provisions: (a) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (b) regarding compensation of the depositary; (c) regarding resignation of the depositary; (d) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (e) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES

The following summary of selected provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the indenture that will be filed with the SEC in connection with an offering of our debt securities. Moreover, the terms of any series of debt securities offered by us may differ from the general description of terms presented below. The debt securities will be issued under an indenture to be entered into by us and an indenture trustee. The indenture trustee shall be The Bank of New York Mellon or such other indenture trustee as may be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, we may issue both secured and unsecured debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “indenture trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the indenture trustee under that indenture. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The particular terms of any debt securities we offer will be described in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. You should read that description and the description set forth below, together with the more detailed provisions of the applicable indenture, including the defined terms, which we will file with the SEC in connection with the offering, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act.

We may from time to time issue and sell debt securities. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities and subordinated debt securities will be issued under one or more separate indentures between us and the indenture trustee named in the applicable prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, and in some cases pursuant to a supplemental indenture thereto. Together, the senior indenture and the subordinated indenture are called the indentures, and the senior indenture trustee and the subordinated indenture trustee are called the indenture trustees.

General

The debt securities will be our direct obligations. Unless we indicate otherwise in the applicable prospectus supplement, the indentures do not significantly limit our operations. Unless we indicate otherwise in the applicable prospectus supplement, in particular, the debt securities do not:

•	limit the amount of debt securities that we can issue under the indentures;

•	limit the number of series of debt securities that we can issue from time to time;

•	restrict us from reopening a previous issue of debt securities to issue additional debt securities of that series;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;

•	require us or an acquiror to repurchase debt securities in the event of a “change in control”; or

•

contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

The senior debt securities will rank senior to our subordinated debt securities.

Terms

Any series of debt securities offered by us will include specific terms, including some or all of the following:

•	the title, series, form and type of the offered debt securities;

•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;

•

the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

•

the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal or, premium, if any, interest and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;

•

whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof, and if so, the periods, prices and other terms regarding such repurchase or redemption;

•

the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal, premium, if any, interest or additional amounts, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

•

whether the amount of payments of principal of, premium, if any, interest on, or additional amounts, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

•

whether the offered debt securities will be convertible into or exchangeable for our common stock or other securities, and if so, the initial conversion or exchange price and the periods and terms of the conversion or exchange; and

•	any other terms not inconsistent with the provisions of the indentures filed as exhibits to the registration statement of which this prospectus forms a part.

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities are listed on the applicable indenture trustee’s register for the applicable debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in denominations of $1,000 or any integral multiple of $1,000, and we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption or conversion of senior or subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer.

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the indenture trustee in the City of New York will be designated as our sole paying agent for payments with respect to the debt securities of each series. Any transfer of the debt securities will be registrable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the applicable indenture trustee or in any other lawful manner.

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States.

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form.

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

The following covenants will apply to us with respect to the debt securities of each series unless otherwise specified in the applicable prospectus supplement:

•

Except as described in this prospectus under “Description of Debt Securities — Consolidation, Merger and Sale of Assets,” we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities.

•

We are required to pay or discharge or cause to be paid or discharged (a) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary. We must pay these taxes and other claims before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Additional covenants described in the applicable prospectus supplement may apply to us with respect to a particular series of debt securities.

Subordination of Subordinated Debt Securities

Contractual provisions in the subordinated debt indenture may prohibit us from making payments on the subordinated debt securities, which are subordinate and junior in right of payment to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, as it may be supplemented from time to time, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as the principal of and premium, if any, and interest on all indebtedness of us, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of us as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which we are a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of us” includes indebtedness of others guaranteed by us and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph, but does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets;

•	in the event of any liquidation, dissolution or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of us;

•	if any subordinated debt securities of ours have been declared due and payable before their stated maturity; or

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of ours has occurred and is continuing, permitting the holders of that senior debt of ours or an indenture trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).

If the indenture trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the applicable indenture trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the indenture trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities. However, unless we indicate otherwise in the applicable prospectus supplement, each indenture requires that:

•

the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture;

•

immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing pursuant to the applicable indenture; and

•

either we or the successor person has delivered to the applicable indenture trustee an officers’ certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture.

The successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, the successor may exercise our rights and powers under the indentures and the debt securities and, except in the case of a lease, we will be released from all of our obligations and covenants under those documents.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures.

Conversion and Exchangeability

The holders of debt securities that are convertible into or exchangeable for our common stock or other securities will be entitled to convert or exchange the debt securities under some circumstances. The terms of any conversion or exchange right will be described in the applicable prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of the debt securities would be subject to adjustment.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	failure to pay the interest or any additional amounts payable on any debt security of such series when due and continuance of that default for 30 days;

•	failure to pay the principal of or any premium on any debt security of such series when due and payable;

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;

•

failure to perform or the breach of any covenant or warranty in the applicable indenture or the debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the applicable indenture trustee or we and the applicable indenture trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series; or

•	certain events involving our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, the applicable indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the applicable indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, on that series to be due and payable immediately. The indenture trustee may withhold notice to the holders of debt securities of any default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding such notice is in the holders’ interest.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series.

Any such waiver shall cure such default or event of default.

Unless we indicate otherwise in the applicable prospectus supplement, subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the applicable indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the applicable indenture trustee indemnity reasonably satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, with respect to the debt securities of that series, subject to certain limitations specified in the applicable indenture.

Unless we indicate otherwise in the applicable prospectus supplement, a holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	The holder has given written notice to the applicable indenture trustee of a continuing event of default with respect to that series;

•

The holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered indemnity reasonably satisfactory to the applicable indenture trustee to institute such proceedings as trustee; and

•

the applicable indenture trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable indenture trustee regarding our compliance with certain of the covenants in the indentures.

Waivers of Certain Covenants and Past Defaults

Unless we indicate otherwise in the applicable prospectus supplement, the holders of at least a majority of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (a) a default in the payment of principal, premium or interest or any additional amounts or (b) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series.

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable trustee may modify or amend an indenture, with the consent of the holders of at least a majority in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, unless we indicate otherwise in the applicable prospectus supplement, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;

•

reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

•

change the place of payment, the currency in which the principal of, premium, if any, or interest on, or any additional amounts with respect to any debt security is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

•

reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

•	modify any of the provisions in the applicable indenture provisions described above under “Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures —

Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities.

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

•

to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to establish the form or terms of debt securities of any series and any related coupons;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•

to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•

to make any change in the applicable indenture to conform the terms thereof to any provision of the description of a series of any debt securities in any prospectus, prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities to the extent that such provision in such description was intended to be a substantially verbatim recitation of a provision of the indenture or the debt securities;

•	to modify the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect;

•	to secure the debt securities;

•

to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to make certain provisions with respect to conversion rights.

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, subject to the terms described therein, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities (as determined by us in an officers’ certificate delivered to the Trustee) if:

•	no event of default has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;

•

either (a) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (b) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;

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we have delivered to the applicable indenture trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

•

we have delivered to the applicable indenture trustee an opinion of counsel to the effect that the holders will have no material and adverse federal income tax consequences as a result of the deposit or termination, and if the applicable debt securities are listed on the New York Stock Exchange an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, premium, if any, interest, and additional amounts, if any, with respect to the applicable debt securities when due.

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

•

in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

•	in the case of any indexed security, the principal amount that will be deemed outstanding will be the principal face amount of the indexed security at original issuance;

•

in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not outstanding.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries may conduct banking transactions with the indenture trustees, and the indenture trustees may conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. We will describe the specific terms of each series of warrants we issue in the applicable prospectus supplement. The following description and any description of the warrant and related warrant agreement in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement. A form of the warrant agreement reflecting the particular terms and provisions of a series of offered warrants will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue warrants for the purchase of debt securities, preferred stock or Class A common stock. Warrants may be issued independently or together with debt securities, preferred stock or Class A common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. Each prospectus supplement with respect to a series of warrants will describe the terms of the warrants offered pursuant to it, including one or more of the following:

•	the securities which may be purchased by exercising the warrants;

•	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

•	the period during which the warrants may be exercised;

•	U.S. federal income tax considerations relevant to the warrants; and

•	any other material terms of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

This section describes some of the general terms and provisions applicable to all purchase contracts. We will describe the specific terms of a series of purchase contracts in the applicable prospectus supplement. The following description and any description of the purchase contracts in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable purchase contract. A form of the purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue purchase contracts, including purchase contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from holders, at a future date a number of:

•	our debt securities, preferred stock or Class A common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

The price of our debt securities, price per share of our Class A common stock or our preferred stock or the price of securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in such purchase contracts. The purchase contracts may be issued separately or as part of units, including units consisting of a combination of a purchase contract obligating the holder to purchase shares of Class A common stock or preferred stock and debt securities or debt obligations of third parties, which may secure the holders’ obligations to purchase the Class A common stock or preferred stock under the purchase contracts.

The applicable prospectus supplement will describe the terms of the purchase contracts offered pursuant to it, including one or more of the following:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, Class A common stock or preferred stock or securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, and the nature and amount of each of those securities or method of determining those amounts;

•	the amounts payable under the purchase contract or the formula by which such amount will be determined;

•	whether the purchase contracts are to be prepaid or not and whether the purchase contracts will be issued in fully registered or global form;

•

whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our Class A common stock, our preferred stock, such securities of an entity not affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above, such currencies or such commodities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	U.S. federal income tax considerations relevant to the purchase contracts.

DESCRIPTION OF UNITS

This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus or debt or equity securities of third parties, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the aggregate number of, and the price at which we will issue, the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be issued in fully registered or global form;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	if applicable, a discussion of the U.S. federal income tax consequences; and

•	whether the units will be listed on any securities exchange.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes some of the general terms and provisions of the subscription rights we may issue from time to time. We will describe the specific terms of the subscription rights in the applicable prospectus supplement. The following description and any description of the subscription rights in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provision of the applicable subscription rights. A form of the subscription rights reflecting the particular terms and provision of a series of subscription rights will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, subject to compliance with applicable law, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agent agreement to be entered into between us and a bank or trust company, as subscription rights agent, that we will name in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, the subscription rights agent will act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. The prospectus supplement relating to any subscription rights we offer will include specific terms relating to the offering, including one or more of the following:

•	the securities for which the subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the number of shares of Class A common stock or amount of any other securities purchasable upon exercise of such subscription rights;

•	the extent, if any, to which such subscription rights are transferable;

•	a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exercise of such subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash the number of shares of our Class A common stock or other securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date (subject to any extension) for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date (subject to any extension), all unexercised subscription rights will become void and of no further force or effect.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue the shares of Class A common stock or other security purchasable upon exercise of the subscription rights. Subject to compliance with applicable law, if less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

IMPORTANT PROVISIONS OF VIRGINIA LAW AND OUR ARTICLES OF

INCORPORATION, BYLAWS AND SHAREHOLDER RIGHTS AGREEMENT

The following description of certain provisions of Virginia law and our articles of incorporation, bylaws and the Rights Agreement is only a summary. For a complete description, we refer you to Virginia law, our articles of incorporation, bylaws and the Rights Agreement. We have filed our articles of incorporation, bylaws and the Rights Agreement as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our articles of incorporation, bylaws, the Rights Agreement and the Virginia Stock Corporation Act contain certain provisions that could delay or impede transactions involving an actual or potential change of control of our company, limit the ability of shareholders to remove directors or management or approve a transaction they deem to be in their best interest or adversely affect the price of our securities.

Number of Directors; Removal; Filling Vacancies

Our articles of incorporation and bylaws provide that there shall be eight Directors. By amendment of our bylaws, the Board of Directors or the shareholders may increase or decrease the number of Directors in accordance with applicable law. A decrease in the number of Directors shall not shorten the term of any incumbent Director. Directors hold office until their death, resignation or removal or until their successor is elected.

Our bylaws provide that vacancies on the Board of Directors, including a vacancy resulting from death, resignation, disqualification or removal or an increase in the number of Directors, shall be filled by the Board of Directors, the shareholders or the affirmative vote of a majority of the remaining Directors where less than a quorum of the Board of Directors remains. Where a resignation will become effective at a specified later date, it may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his or her successor is elected.

Shareholder Action

Our articles of incorporation and bylaws provide that special meetings of the shareholders may only be called by the Board of Directors or by the Chairman, Chief Executive Officer, or President pursuant to a notice of meeting stating the purpose or purposes thereof approved by a majority of the Directors, the chairman, vice-chairman, chief executive officer or the president of the company. Only the business falling within the purpose or purposes described in the notice shall be conducted at a special meeting.

Advance Notice for Shareholder Proposals or Nominations at Meetings

Our bylaws establish advance notice procedures for shareholder proposals regarding business or nominations to be brought before any annual or special meeting of shareholders. Except for the election of Directors by the unanimous written consent of shareholders or the filling of vacancies on the Board of Directors by the Board Directors, only persons nominated in accordance with the notice procedures set forth in our bylaws shall be eligible to serve as a Director. Similarly, other business shall not be conducted at a meeting of shareholders unless it is brought before the meeting in accordance with the procedures set forth in our bylaws. Except as otherwise dictated by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was properly made or proposed, as the case may be. If any nomination or business is defectively made or proposed, it shall be disregarded.

Annual Meetings

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at the annual meeting of shareholders in the following ways. Such nominations or proposals may be made pursuant to a notice of the meeting, by or at the direction of the Board of Directors or by a shareholder of our company who is a shareholder of record of a class of shares entitled to vote on the business such shareholder is proposing, both on the record date for the annual meeting and at the giving of the shareholder’s notice, and who complies with the notice procedures provided for in our bylaws.

To properly bring nominations or other business before an annual meeting of the shareholders, a shareholder must give timely, written notice thereof in proper form and timely updates and supplements thereof as of the record date for the shareholder meeting and as of the date that is ten business days prior to the meeting, and the proposed business must be proper for shareholder consideration. To be timely, the notice must be delivered to the secretary of our company at our company’s principal executive officers not later than the close of business on the 90th day nor earlier that the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or more than 60 days after such anniversary, the shareholder’s notice must be delivered to the secretary of our company at our company’s principal executive offices not earlier that the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the tenth day following the date on which we first make public announcement of the date of our annual meeting.

The shareholder’s notice must contain certain information. As to each person the shareholder proposes to nominate for election or re-election to the Board of Directors, the notice must contain all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-8 thereunder and a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. With respect to each person whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must also include a completed and signed questionnaire, representation and agreement required by the bylaws. In addition to the information explicitly required in the bylaws, a shareholder proposing a director nominee may be required to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as director.

As to any other business that the shareholder proposes to bring before the meeting, the notice must contain a brief description of the proposed business and any material interest in such business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The shareholder notice must also provide the name and address of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made as they appear on the books of the corporation as well as the class and number of shares that are owned beneficially and of record by such shareholder and such beneficial owner, as the case may be any information concerning derivative ownership and hedging transactions, and any affiliates, associates or others acting in concert with such shareholder.

If the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by us naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the secretary of the company at our principal executive offices not later than the close of business on the tenth day following the date on which we first make such public announcement.

Special Meetings

Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the notice of meeting in two ways. Such nominations may be made by or at the direction of the Board of Directors. Additionally, a nomination may be made by any shareholder who was a shareholder of record at the time notice of the meeting was given, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in our bylaws. Any shareholder so qualified may nominate a person or persons for election to the position or positions specified in the notice of meeting if the shareholder provides timely, written notice thereof to the secretary of the company at our principal executive offices. To be timely, such notice must be provided not earlier that the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made.

Amendment of the Bylaws

Our bylaws may be amended or repealed, and new bylaws may be made, at any regular or special meeting of the Board of Directors or the shareholders. Bylaws made by the Board of Directors may be repealed or changed and new bylaws may be made by the shareholders, and the shareholders may prescribe that any bylaw made by them shall not be altered, amended, repealed or reinstated by the Board of Directors. The affirmative vote of at least 80% of the voting power of the outstanding shares of our capital stock entitled to vote is required for the shareholders to adopt, alter or repeal any bylaw that requires or would require the company to hold, or sets forth procedures for the holding of, a special meeting of shareholders or that governs or would govern the nomination of persons for election to the Board of Directors or the proposal of business to be considered at an annual or special meeting of shareholders.

Amendment of the Articles of Incorporation

For every voting group entitled to vote on a proposed amendment to our articles of incorporation, the vote required for approval shall be either the vote specifically required by our articles of incorporation or, if no voting requirement is specified, a majority of the votes entitled to be cast.

Except for amendments to our articles of incorporation adopted by the Board of Directors that establish any series of preferred stock, the affirmative vote of at least 80% of the voting power of the outstanding shares of the company is required to amend our articles of incorporation to include two types of provisions. The provisions that require such a vote are those that would require the company to hold, or set forth procedures for the holding of, a special meeting of shareholders or that would govern the nomination of persons for election to the Board of Directors of the proposal of business to be considered at an annual or special meeting of shareholders. The affirmative vote of at least 80% of the voting power of the outstanding shares of the company is also required to alter, amend or adopt any provision inconsistent with or repealing the Article VIII of our articles of incorporation, which addresses certain voting matters, including the amendment of our bylaws and articles of incorporation.

Common Stock

Our articles of incorporation grant us the authority to issue 450,000,000 shares of Class A common stock and 100,000,000 shares of Class B common stock. Our articles of incorporation contain certain provisions that give holders of our Class B common stock greater voting rights than those of holders of our Class A common stock. Except where otherwise provided by law, shares of Class A common stock are entitled to one vote on all matters on which the shareholders are entitled to vote, and shares of Class B common stock are entitled to three votes on all such matters. The holders of Class A and Class B common stock vote together as a single voting group. Therefore, holders of our Class B common stock, if any, may exert significant influence on the outcome of all corporate actions requiring shareholder approval.

To the exclusion of the holders of any other class of shares, the holders of the outstanding shares of common stock have the sole power to vote for the election of Directors and for all other purposes without limitation, except as required by law.

Preferred Stock

Our articles of incorporation grant us the authority to issue 25,000,000 shares of preferred stock and authorize the Board of Directors, by the adoption of amendments to our articles of incorporation, to issue preferred stock in one or more series and to provide for the designation, preferences, limitations and relative rights of the shares of each series.

The availability of the preferred stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Having the authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special meeting of the shareholders. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our shareholders, unless that action is required by applicable law or the rules of any stock exchange on which our securities are listed. Our Board of Directors has the power, subject to applicable law, to issue a series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer, or other takeover attempt. For example, in connection with the Board of Directors’ adoption of our Rights Agreement, our Board of Directors designated Series A junior preferred stock, par value $0.01 per share. See “Shareholder Rights Agreement.”

Virginia Law

The Virginia Stock Corporation Act contains provisions that may have the effect of impeding the acquisition of control of a Virginia corporation by means of a tender offer, proxy contest, open market purchases or otherwise in a transaction not approved by the corporation’s Board of Directors. These provisions are designed to reduce the corporation’s vulnerability to coercive takeover practices and inadequate takeover bids.

Affiliated Transactions Statute

Pursuant to a provision in our articles of incorporation, we have opted out of the affiliated transactions provisions contained in the VSCA. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with the beneficial owner of more than 10% of any class of its outstanding voting shares (an “interested shareholder”) for a period of three years following the date that such person became an interested shareholder unless:

•

a majority (but not less than two) of the disinterested directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction; or

•

Before or contemporaneously with the date the person became an interested shareholder, a majority of disinterested directors approved the transaction that resulted in the shareholder becoming an interested shareholder.

Affiliated transactions subject to this approval requirement include mergers, share exchanges, certain dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an interested shareholder or any reclassification, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an interested shareholder by more than 5%.

Control Share Acquisitions Statute

Pursuant to our bylaws, the provisions of Article 14.1 of the Virginia Stock Corporation Act relating to “control share acquisitions” shall not apply to the company.

Shareholder Rights Agreement

On June 1, 2009, our Board of Directors adopted the Rights Agreement, and declared a dividend of one preferred share purchase right, each, a Right, for each outstanding share of our Class A common stock and Class B common stock. No shareholder approval was required for adoption of the Rights Agreement; however, our shareholders approved the Rights Agreement at our annual meeting on June 2, 2010.

Our Board of Directors adopted the Rights Agreement in an effort to protect against a possible limitation on our ability to use our net operating loss carry forwards, or NOLs, net capital loss carry forwards, or NCLs, and built-in losses under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code. Our ability to use our NOLs, NCLs and built-in losses would be limited if we experienced an “ownership change” under Section 382 of the Code. The Shareholder Rights Agreement was adopted to dissuade any person or group from acquiring 4.9% or more of our outstanding Class A common stock, each, an Acquiring Person, without the approval of the Board of Directors and triggering an “ownership change” as defined by Section 382.

Initially, the Rights generally will not be exercisable and will be attached to and automatically trade with our Class A common stock and Class B common stock. The Rights will separate from the Class A common stock and Class B common stock and a “distribution date” will occur, with certain exceptions and upon a determination of our Board of Directors, upon the earlier of:

•	10 business days after a public announcement by us that a person or group has become an Acquiring Person; or

•	10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% or more of the Class A common stock.

Subject to the terms, provisions and conditions of the Rights Agreement, and taking into account our 1-for-20 reverse stock split that was effected on October 6, 2009, if the Rights become exercisable, each Right would represent the right to purchase from us one ten-thousandth of a share of Series A junior preferred stock for a purchase price of $3.00 each, subject to adjustment in accordance with the terms of the Rights Agreement. Each post-split share of our Class A and Class B common stock is now associated with, and now trades with, 20 Rights. If issued, each 20 fractional shares of preferred stock would give the shareholder approximately the same dividend, voting and liquidation rights as does one share of the our Class A common stock. However, prior to exercise, a Right does not give its holder any rights as a shareholder of our company, including without limitation any dividend, voting or liquidation rights.

After the Distribution Date and following a determination by the Board of Directors that a person is an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the purchase price, that number of shares of Class A common stock or Class B common stock, as the case may be, having a market value of two times the purchase price of the Right.

After the Distribution Date and following a determination by the Board of Directors that a person is an Acquiring Person, the Board may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an appropriate exchange ratio of shares of Class A common stock or Class B common stock, as the case may be, or a fractional share of Series A Preferred Stock (or of a share of a similar class or series of the company’s preferred stock having similar Rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

Each share of Series A junior preferred stock, if issued and outstanding:

•	will not be redeemable;

•

will entitle holders of record to (i) cumulative quarterly cash dividends when, as and if declared by our Board of Directors in an amount equal to $0.01 per whole share, less the amount of all cash dividends declared on the Series A junior preferred stock pursuant the following clause (ii) since the immediately preceding dividend payment date or, with respect to the first dividend payment date, since the first issuance of any share of Series A junior preferred stock and (ii) dividends payable in cash on the dividends payment for each cash dividend declared on the Class A or Class B common stock in an amount per whole share equal to a formula number (which unless adjusted equals 10,000), or the Formula Number, then in effect multiplied by the cash dividends then to be paid on each share of Class A or Class B common stock. In addition, if we pay any dividend on the Class A or Class B common stock payable in assets, securities or other forms of non-cash consideration (other than solely in shares of Class A or Class B common stock), then, in each case, we shall pay on each outstanding whole share of Series A junior preferred stock a dividend in like kind equal to the Formula Number then in effect multiplied by the aggregate amount of such dividend or distribution to be distributed per share to holders of Class A and Class B common stock;

•

will generally entitle the holder to a number of votes equal to the Formula Number then in effect on all matters submitted to a vote of the holders of Class A and Class B common stock and will have the right to vote as a single class with respect to such matters as a required by law;

•

will entitle holders upon liquidation to receive an amount equal to any accrued and unpaid dividends and distributions on Series A junior preferred shares, whether or not declared, plus an amount equal to the greater of (i) $0.01 per whole Series A junior preferred share and (ii) an aggregate amount per whole Series A junior preferred share equal to the Formula Number then in effect multiplied by the aggregate amount to be distributed to per share to holders of Class A and Class B common stock; and

•

if shares of our Class A and Class B common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the Formula Number then in effect multiplied by the aggregate amount of stock, securities, cash and other property, in which or for which each share of common stock is changed or exchanged.

The Board of Directors may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a forward or reverse stock split or a reclassification of the preferred shares or Class A common stock or Class B common stock. No adjustments to the purchase price of less than 1% will be made.

The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the corporation without the approval of the Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the corporation even if such acquisition may be favorable to the interests of the corporation’s shareholders.

Because the Board of Directors can redeem the Rights, the Rights should not interfere with a merger or other business combination approved by the Board of Directors.

Before the Distribution Date, the Board of Directors may amend or supplement the Rights Agreement without the consent of the holders of the Rights. After the Distribution Date, the Board of Directors may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect, in any material respect, any Rights holder and do not result in the Rights again becoming redeemable, and no such amendment may cause the Rights again to become redeemable or cause this Rights Agreement again to become amendable other than in accordance with the applicable timing of the Rights Agreement.

The Rights and the Shareholder Rights Agreement will expire on the earliest of (i) June 4, 2019, (ii) the time at which the Rights are redeemed pursuant to the Shareholder Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Shareholder Rights Agreement, (iv) the repeal of Sections 382 and 383 of the Code or any successor statute if the Board of Directors determines that the Shareholder Rights Agreement is no longer necessary for the preservation of the applicable tax benefits and (v) the beginning of a taxable year to which the Board of Directors determines that no applicable tax benefits may be carried forward.

The articles of amendment designating our Series A junior preferred stock and the Rights Agreement are filed as exhibits to the registration statement to which this prospectus forms a part and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

We can issue the securities covered by this prospectus in definitive form or in the form of one or more global securities. The applicable prospectus supplement will describe the manner in which the securities offered thereby will be issued.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•	directly to purchasers;

•	through underwriters;

•	through dealers;

•	through agents;

•	through any combination of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

Each prospectus supplement relating to an offering of securities will set forth the specific plan of distribution and state the terms of the offering, including:

•	The method of distribution of the securities offered therein;

•	The names of any underwriters, dealers, or agents;

•	The public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	Any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	Any discounts, commissions, or fees allowed, re-allowed or paid to dealers or agents; and

•	Any securities exchange on which the offered securities may be listed.

Any public offering price and any discounts, commissions, fees or concessions allowed or reallowed or paid to underwriters, dealers, or agents may be changed from time to time.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they generally will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us in the applicable supplement. Unless we specify otherwise in the applicable supplement, the agent will be acting on a best efforts basis during the appointment period. The agent may make sales in privately negotiated transactions and by any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms acting as principal for their own accounts or as our agent. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

There is no established trading market for any security other than our Class A common stock, which is listed on the New York Stock Exchange under the symbol “AI,” our 6.625% Senior Notes due 2023, listed on the New York Stock Exchange under the symbol “AIW,” and our 6.75% Senior Notes due 2025, listed on the New York Stock Exchange under the symbol “AIC.” We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may offer subscription rights to our existing shareholders to purchase additional shares of our Class A common stock, preferred stock or other securities and any combination thereof. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of Class A common stock, preferred stock or other securities that may be purchased in connection with each right and the subscription price for the purchase of such securities. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any securities not subscribed for in the rights offering by existing shareholders. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, prior to the expiration date of any such subscription rights, any standby underwriters in a subscription rights offering to our shareholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date of any such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our shareholders, we may elect to retain a dealer-manager to manage the subscription rights offering for us. Any dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

Pursuant to agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution for payments the underwriters or agents may be required to make.

Although we expect that delivery of securities generally will be made against payment on or about the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

CERTAIN LEGAL MATTERS

The validity of securities covered by this prospectus has been passed upon for us by Hunton & Williams LLP. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues related to the offering of securities pursuant to this prospectus.

EXPERTS

The financial statements and management’s assessment of effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You may read and copy any such material at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also find our SEC filings on the SEC’s website at http://www.sec.gov. In addition, you can inspect and copy reports, prospectus and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock (NYSE: “AI”) is listed.

Our Internet address is http://www.arlingtonasset.com. We make available free of charge, on or through the “SEC Filings” section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website, and available in print upon request to our Investor Relations Department, are the charters for our Audit Committee, Compensation Committee and Nominating and Governance Committee, and our Code of Business Conduct and Ethics, which governs our Directors, officers and employees. Information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the date of the initial registration statement and prior to completion of the offering of the securities described in this prospectus.

We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 16, 2016;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed on May 10, 2016;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed on August 5, 2016;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed on November 4, 2016;

•

Current Reports on Form 8-K or Form 8-K/A filed on February 3, 2016 (solely with respect Item 8.01), May 13, 2016, June 13, 2016, June 15, 2016, July 27, 2016 (solely with respect to Item 8.01), July 27, 2016, October 26, 2016 (solely with respect to Item 8.01) and October 26, 2016;

•	The portions of the Definitive Proxy Statement on Schedule 14A filed on April 18, 2016 that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2015; and

•	The description of our common stock contained in the Registration Statement on Form S-4 filed with the SEC on December 6, 2002, as amended on January 15, 2003, February 7, 2003 and February 26, 2003.

We will provide a copy of all documents incorporated into this prospectus by reference, without charge, upon oral request to our Corporate Secretary at the number listed below or in writing by first class mail to the address listed below. Requests for such documents incorporated by reference should be directed to Corporate Secretary, Arlington Asset Investment Corp., 1001 Nineteenth Street North, Arlington, Virginia 22209, or you may ask for our Corporate Secretary by calling (703) 373-0200.

                Shares

    % Series C Fixed-to-Floating Rate Cumulative Redeemable

Preferred Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

UBS Investment Bank

March     , 2019